Exhibit 99.1

TRANSMONTAIGNE PARTNERS L.P. TO PARTICIPATE IN THE

2017 MLPA INVESTOR CONFERENCE

Friday, May 26, 2017	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced that Fred Boutin, Chief Executive Officer; Robert Fuller, Chief Financial Officer; and Mark Huff, Executive Vice President, Commercial Operations, will be participating in the MLPA 2017 Investor Conference in Orlando, Florida on June 1-2, 2017. The slide presentation to be referenced at the conference will be available on TransMontaigne Partners’ website at www.transmontaignepartners.com in the Investor Information/Management Presentation section.

Management is scheduled to present at 10:15 a.m. (EDT) on Thursday, June 1, 2017.  A live webcast of the presentation will be available by accessing http://wsw.com/webcast/naptp10/tlp.  A replay of the live broadcast will be available for up to 90 days by accessing the link above.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport. News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Contact:

Frederick W. Boutin, Chief Executive Officer

Robert T. Fuller, Chief Financial Officer

(303) 626-8200

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1670 Broadway • Suite 3100 • Denver, CO 80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  • P. O. Box 5660 • Denver, CO 80217-5660

www.transmontaignepartners.com